EXHIBIT 99.1

News Release

CBOE HOLDINGS, INC. REPORTS SECOND QUARTER RESULTS

Second Quarter 2014 Financial Highlights

-- Operating Revenue of $143.9 Million Compared With $150.8 Million, Down 5 Percent
-- GAAP Net Income Allocated to Common Stockholders of $42.6 Million Compared With $45.5 Million; Diluted EPS of $0.50 Versus $0.52, Down 4 Percent
-- Adjusted Net Income Allocated to Common Stockholders of $42.6 Million Compared With $47.0 Million1; Adjusted Diluted EPS of $0.50 Versus $0.54, Down 7 Percent
-- Board Increases Quarterly Dividend by 17 Percent to $0.21; Increases Share Repurchase Authorization by $100 Million

CHICAGO, August 1, 2014 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported net income allocated to common stockholders of $42.6 million, or $0.50 per diluted share, for the second quarter of 2014, compared with $45.5 million, or $0.52 per diluted share, in the second quarter of 2013. On an adjusted basis, net income allocated to common stockholders was $42.6 million, or $0.50 per diluted share, compared with $47.0 million, or $0.54 per diluted share, in the same period last year. Operating revenue for the quarter was $143.9 million, down 5 percent compared with $150.8 million in the second quarter of 2013.
There were no non-GAAP adjustments for the second quarter of 2014. Financial results presented on an adjusted basis for the second quarter of 2013 exclude certain items, including accelerated stock-based compensation and certain other expenses, which are detailed in the reconciliation of non-GAAP results.
“While second-quarter results reflected lackluster trading volume industry-wide and muted market volatility, CBOE posted solid financial results and continued to deliver long-term value, both to our shareholders and market participants,” said Edward T. Tilly, CBOE Holdings Chief Executive Officer. “We were pleased to increase our quarterly dividend as well as our share repurchase authorization and are very encouraged with the response to our extended trading hours for VIX futures, which now trade nearly 24 hours a day, five days a week. Moreover, we continued to advance our strategic growth initiatives so that CBOE is well positioned to benefit in more favorable market conditions.”
"During the second quarter, we generated $33 million in cash flow from operations and returned $73 million in cash to shareholders through dividends and share repurchases. This brings our cumulative return of capital to nearly $975 million since 2010,” said Alan J. Dean, CBOE Holdings Executive Vice President and Chief Financial Officer. "We remain focused on creating value for our shareholders and are pleased that our strong cash flow generation allows us to both invest in our business and increase cash returned to shareholders."
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2014 and 2013 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters ended June 30, 2014 and 2013. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	2Q 2014	2Q 2013	Y/Y Change		YTD 2014	YTD 2013	Y/Y Change
Key Statistics:
Total Trading Days	63	64			124	124
Average Daily Volume (options and futures)	4.83	4.96	(3%)		5.22	4.67	12%
Total Trading Volume (options and futures)	304.4	317.4	(4%)		647.2	579.3	12%
Average Revenue Per Contract	$0.322	$0.334	(4%)		$0.326	$0.354	(8%)
GAAP Financial Highlights:
Total Operating Revenues	$143.9	$150.8	(5%)		$301.8	$293.5	3%
Total Operating Expenses	74.2	75.4	(2%)		150.1	148.7	1%
Operating Income	69.7	75.4	(8%)		151.7	144.8	5%
Operating Margin %	48.4%	50.0%	(160	) bps	50.3%	49.3%	100	bps
Net Income	$43.0	$46.2	(7%)		$92.0	$88.5	4%
Net Income Allocated to Common Stockholders	$42.6	$45.5	(6%)		$91.1	$87.3	4%
Diluted EPS	$0.50	$0.52	(4%)		$1.06	$1.00	6%
Weighted Average Shares Outstanding	85.8	87.3	(2%)		86.1	87.3	(1%)
Adjusted Financial Highlights (1)
Total Operating Expenses	$74.2	$73.6	1%		$147.5	$143.7	3%
Operating Income	69.7	77.2	(10%)		154.3	149.8	3%
Operating Margin %	48.4%	51.2%	(280	) bps	51.1%	51.0%	10	bps
Net Income	$43.0	$47.7	(10%)		$93.5	$92.1	2%
Net Income Allocated to Common Stockholders	$42.6	$47.0	(9%)		$92.6	$90.8	2%
Diluted EPS	$0.50	$0.54	(7%)		$1.08	$1.04	4%

(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2014 and 2013 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Revenues
Operating revenue was $143.9 million in the second quarter of 2014, down $6.9 million, or 5 percent, from $150.8 million in the second quarter of 2013. The decrease primarily reflects lower revenue of $8.2 million in transaction fees and $0.7 million in regulatory fees, offset somewhat by an increase of $2.1 million in market data fees.
Transaction fees decreased 8 percent in the quarter driven by a 4 percent decrease in trading volume and a 4 percent decrease in the average revenue per contract (RPC) compared with the second quarter of 2013. Additionally, this year's second quarter had one less trading day versus last year's second quarter. Total trading volume in the second quarter was 304.4 million contracts, or 4.83 million contracts per day, compared with volume of 317.4 million contracts, or 4.96 million contracts per day, in last year's second quarter. RPC was $0.322 compared with $0.334 in the second quarter of 2013.
The decrease in RPC primarily resulted from a shift in the mix of products traded and higher volume-based incentives in the second quarter of 2014 for certain multiply-listed options (options on equities and exchange-traded products). Lower-margin, multiply-listed options accounted for 66.1 percent of trading volume in the second quarter of 2014 compared to 65.3 percent in the second quarter of 2013. Higher margin, index options and futures contracts accounted for 33.9 percent of trading volume in the quarter compared with 34.7 percent in the second quarter of 2013.

The average revenue per contract represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange (CBOE), C2 Options Exchange (C2) and CBOE Futures Exchange (CFE®).
Adjusted Operating Expenses
Adjusted operating expenses were $74.2 million for the quarter, up $0.6 million, or 1 percent, compared with $73.6 million in the second quarter of 2013. There were no adjustments in the second quarter of 2014. For the second quarter of 2013, adjusted operating expenses exclude $0.8 million of accelerated stock-based compensation and $1.0 million of additional expense for the final resolution of an SEC investigation.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $48.5 million for the second quarter of 2014, down $1.1 million, or 2 percent, compared with last year's second quarter. The decline in core operating expenses primarily reflects a $1.7 million decrease in outside services, offset somewhat by increases of $0.3 million and $0.4 million in facilities costs and other expenses, respectively.
Volume-based expenses, which include royalty fees and trading volume incentives, were $15.8 million in the second quarter of 2014, an increase of $0.4 million, or 3 percent, compared with the same period last year. This increase resulted from royalty fees and trading volume incentives each increasing by $0.2 million. The increase in royalty fees primarily resulted from higher expenses for fees linked to order flow for certain multiply-listed options and fees related to market data sales.
Operating Margin
The company reported an adjusted operating margin of 48.4 percent for the second quarter of 2014 compared with 51.2 percent for the second quarter of 2013. Margins declined by 280 basis points this quarter, primarily due to lower operating revenue.
Effective Tax Rate
The company reported an effective tax rate of 38.1 percent for the quarter versus 38.4 percent in last year's second quarter. Year to date, the company's effective tax rate is 39.0 percent, in line with its guidance range for the full-year 2014 of 38.5 percent to 39.5 percent.
Operational Highlights and Recent Developments

•	On July 10, CFE reported record trading volume in VIX futures during non-U.S. trading hours, when 59,650 contracts traded from Wednesday afternoon to Thursday morning.

•	On July 7, CBOE introduced PM-settled, End-of-Month options series (EOM) -- with expiration dates falling on the last business day of the month -- for its S&P 500® Index (SPXSM) options.

•
On June 22, CFE further expanded its trading hours for CBOE Volatility Index® (VIX® index) futures to nearly 24 hours a day, five days a week to accommodate Asian market hours and to provide a growing worldwide user base even greater access and flexibility in trading VIX futures.

•	On April 10, CBOE began trading CBOE Short-Term Volatility IndexSM (VXSTSM Index or "Short-Term VIX Index") options with weekly expirations.
2014 Fiscal Year Financial Guidance
The company announced that, in light of the subdued trading volumes, it is taking steps to reduce expenses. Based on these actions and year-to-date results, the company is lowering its guidance for core operating expenses for the 2014 fiscal year. The company now expects core expenses to be in the range of $186.0 million to $190.0 million, down from its previous guidance of $191.0 million to $196.0 million.
The company reaffirmed its financial guidance for the 2014 fiscal year for the following:

•	Continuing stock-based compensation expense included in core expenses is expected to be approximately $13.0 million for the full year.

•	Capital expenditures are expected to be in the range of $47.0 million to $50.0 million.

•	Depreciation and amortization expense is expected to be in the range of $38.0 million to $40.0 million.

•
Adjusted effective tax rate for the full-year 2014 is expected to be in the range of 38.5 percent to 39.5 percent. The most significant differences in the adjusted effective rate and the statutory rate are state income taxes and discrete items relating to the current period. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

Return of Capital to Stockholders
As announced on July 30, 2014, CBOE Holdings' Board of Directors increased the company's quarterly dividend by 17 percent to $0.21 per share and authorized an additional $100 million for its share repurchase program. This new authorization will be in addition to any unused amount remaining under the company's existing share repurchase authorizations.
The dividend increase is effective with the third quarter dividend, payable September 19, 2014, to stockholders of record as of August 29, 2014.
During the second quarter of 2014, the company repurchased 1,011,178 shares of its common stock under its share repurchase program at an average price of $50.57 per share, for a total of $51.1 million. Year to date, the company has repurchased 1,712,046 shares of its common stock under its share repurchase program at an average price of $51.56 per share, for a total of $88.3 million.
Since the inception of its share repurchase program in 2011 through June 30, 2014, the company has repurchased 6,351,870 shares of its common stock at an average price of $36.26 per share, for a total of $230.3 million.
At July 30, 2014, the company had approximately $150.2 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its second quarter financial results today, August 1, 2014, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (877) 372-0876 from the United States or Canada, or (253) 237-1167 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, August 1, 2014, through 11:00 p.m. CT, August 8, 2014, by calling (855) 859-2056 within the U.S. and Canada, or (404) 537-3406 for international callers, using replay code 68813605.
About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, Weeklys options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources.
Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index options and futures products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; our ability to operate our business, monitor and maintain our systems or program them so that they operate correctly, including in response to increases in trading volume and order transaction traffic; legislative or regulatory changes; increasing competition by foreign and domestic entities; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; economic, political and market conditions; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2013 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, FLEX®, LEAPS® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, CBOE Short-Term Volatility IndexSM, SPXSM, The Options InstituteSM, VXSTSM and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE.

CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
PRODUCT:
Equities	1,806	2,165	1,912	1,767	1,595
Indexes	1,472	1,749	1,494	1,378	1,543
Exchange-traded products	1,389	1,503	1,328	1,322	1,641
Total Options Average Daily Volume	4,667	5,417	4,734	4,467	4,779
Futures	166	203	156	148	180
Total Average Daily Volume	4,833	5,620	4,890	4,615	4,959

Mix of Trading Volume by Product

	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
PRODUCT:
Equities	37.4%	38.5%	39.1%	38.3%	32.2%
Indexes	30.5%	31.1%	30.6%	29.9%	31.1%
Exchange-traded products	28.7%	26.8%	27.1%	28.6%	33.1%
Futures	3.4%	3.6%	3.2%	3.2%	3.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Trading Days	63	61	64	64	64
PRODUCT:
Equities	$0.079	$0.081	$0.075	$0.077	$0.090
Indexes	0.670	0.669	0.666	0.669	0.675
Exchange-traded products	0.111	0.117	0.125	0.123	0.119
Total Options Average Revenue Per Contract	0.275	0.281	0.275	0.273	0.289
Futures	1.639	1.617	1.566	1.559	1.544
Total Average Revenue Per Contract	$0.322	$0.329	$0.316	$0.315	$0.334

Transaction Fees by Product (in thousands)

	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
PRODUCT:
Equities	$8,974	$10,696	$9,162	$8,741	$9,213
Indexes	62,152	71,320	63,667	59,047	66,654
Exchange-traded products	9,707	10,741	10,592	10,401	12,458
Total Options Transaction Fees	$80,833	$92,757	$83,421	$78,189	$88,325
Futures	17,099	20,033	15,605	14,765	17,769
Total Transaction Fees	$97,932	$112,790	$99,026	$92,954	$106,094

Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands)	2014	2013	2014	2013
Total Operating Expenses	$74,226	$75,414	$150,073	$148,689
Less:
Depreciation and amortization	9,895	8,622	18,499	16,904
Accelerated stock-based compensation expense	—	816	2,530	3,996
Additional expense related to SEC investigation (in Other expenses)	—	1,000	—	1,000
Volume-based expenses:
Royalty fees	14,707	14,518	30,609	27,687
Trading volume incentives	1,120	908	2,246	1,921
Core Operating Expenses (non-GAAP):	$48,504	$49,550	$96,189	$97,181
Less: Continuing stock-based compensation expense	4,457	5,394	8,840	8,953
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$44,047	$44,156	$87,349	$88,228

Detail of Core Operating Expenses (non-GAAP)
Employee costs	$30,306	$30,421	$61,150	$58,078
Data processing	4,783	4,545	9,504	9,061
Outside services	7,855	9,633	15,233	20,668
Travel and promotional expenses	2,446	2,594	4,433	4,658
Facilities costs	1,590	1,247	2,903	2,500
Other expenses	1,524	1,110	2,966	2,216
Total	$48,504	$49,550	$96,189	$97,181

The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures. There were no non-GAAP financial measures in the second quarter of 2014.

(in thousands, except per share amounts)	Three months ended June 30, 2013
		Items Impacting Results
	Reported (GAAP)	Operating Expenses[1]	Operating Expenses[2]	After Considering Items (non-GAAP)
Total Operating Revenues	$150,772			$150,772
Total Operating Expenses	75,414	(816)	(1,000)	73,598
Operating Income	75,358	816	1,000	77,174
Operating Margin	50.0%			51.2%
Total Other Income/(Expense)	(473)			(473)
Income Before Income Taxes	74,885	816	1,000	76,701
Income Tax Provision	28,724	313	—	29,037
Effective Income Tax Rate	38.4%			37.9%
Net Income	$46,161	$503	$1,000	$47,664
Net Income Allocated to Participating Securities	(684)	(7)	(15)	(706)
Net Income Allocated to Common Stockholders	$45,477	$496	$985	$46,958
Diluted Net Income per Share Allocated to Common Stockholders	$0.52	$0.01	$0.01	$0.54

(in thousands, except per share amounts)	Six months ended June 30, 2014			Six months ended June 30, 2013
		Items Impacting Results			Items Impacting Results
	Reported (GAAP)	Operating Expenses[1]	After Considering Items (non-GAAP)	Reported (GAAP)	Operating Expenses[1]	Operating Expenses[2]	Impairment charge[3]	After Considering Items (non-GAAP)
Total Operating Revenues	$301,827		$301,827	$293,477				$293,477
Total Operating Expenses	150,073	(2,530)	147,543	148,689	(3,996)	(1,000)		143,693
Operating Income	151,754	2,530	154,284	144,788	3,996	1,000		149,784
Operating Margin	50.3%		51.1%	49.3%				51.0%
Total Other Income/(Expense)	(816)		(816)	(1,195)			245	(950)
Income Before Income Taxes	150,938	2,530	153,468	143,593	3,996	1,000	245	148,834
Income Tax Provision	58,933	1,009	59,942	55,060	1,533	—	92	56,685
Effective Income Tax Rate	39.0%		39.1%	38.3%				38.1%
Net Income	$92,005	$1,521	$93,526	$88,533	$2,463	$1,000	$153	$92,149
Net Income Allocated to Participating Securities	(879)	(15)	(894)	(1,268)	(35)	(14)	(2)	(1,319)
Net Income Allocated to Common Stockholders	$91,126	$1,506	$92,632	$87,265	$2,428	$986	$151	$90,830
Diluted Net Income per Share Allocated to Common Stockholders	$1.06	$0.02	$1.08	$1.00	$0.03	$0.01	$—	$1.04

NOTES: Amounts may not foot due to rounding.

1)	In the first quarter of 2014 and the first and second quarters of 2013, the company accelerated the vesting of certain stock awards.

2)	In the second quarter of 2013, the company recognized additional expense for the final resolution of an SEC investigation.

3)	In the first quarter of 2013, the company recorded an impairment for an investment in affiliate.

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013

Operating Revenues:
Transaction fees	$97,932	$106,094	$210,722	$205,239
Access fees	14,875	15,026	30,107	30,680
Exchange services and other fees	9,676	9,315	19,168	18,403
Market data fees	7,815	5,729	14,973	11,266
Regulatory fees	9,744	10,439	19,601	20,139
Other revenue	3,900	4,169	7,256	7,750
Total Operating Revenues	143,942	150,772	301,827	293,477

Operating Expenses:
Employee costs	30,306	31,237	63,680	62,074
Depreciation and amortization	9,895	8,622	18,499	16,904
Data processing	4,783	4,545	9,504	9,061
Outside services	7,855	9,633	15,233	20,668
Royalty fees	14,707	14,518	30,609	27,687
Trading volume incentives	1,120	908	2,246	1,921
Travel and promotional expenses	2,446	2,594	4,433	4,658
Facilities costs	1,590	1,247	2,903	2,500
Other expenses	1,524	2,110	2,966	3,216
Total Operating Expenses	74,226	75,414	150,073	148,689

Operating Income	69,716	75,358	151,754	144,788

Other Income / (Expense):
Investment income	12	18	26	22
Net loss from investment in affiliates	(333)	(491)	(842)	(1,217)
Total Other Expense	(321)	(473)	(816)	(1,195)

Income Before Income Taxes	69,395	74,885	150,938	143,593
Income tax provision	26,414	28,724	58,933	55,060
Net Income	42,981	46,161	92,005	88,533
Net income allocated to participating securities	(383)	(684)	(879)	(1,268)
Net Income Allocated to Common Stockholders	$42,598	$45,477	$91,126	$87,265

Net Income Per Share Allocated to Common Stockholders
Basic	$0.50	$0.52	$1.06	$1.00
Diluted	0.50	0.52	1.06	1.00
Weighted average shares used in computing income per share:
Basic	85,831	87,341	86,140	87,307
Diluted	85,831	87,341	86,140	87,307

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2014 and December 31, 2013

(in thousands, except share amounts)	June 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$145,111	$221,341
Accounts receivable—net allowances of $291 and $266	55,474	49,888
Marketing fee receivable	8,977	8,869
Income taxes receivable	23,261	22,039
Other prepaid expenses	9,611	4,007
Other current assets	1,501	2,717
Total Current Assets	243,935	308,861
Investments in Affiliates	14,711	14,581
Land	4,914	4,914
Property and Equipment:
Construction in progress	—	23
Building	67,896	65,448
Furniture and equipment	279,628	271,437
Less accumulated depreciation and amortization	(277,296)	(269,614)
Total Property and Equipment—Net	70,228	67,294
Other Assets:
Software development work in progress	13,101	7,853
Data processing software and other assets (less accumulated amortization—2014, $155,017; 2013, $147,322)	38,892	38,086
Total Other Assets—Net	51,993	45,939
Total	$385,781	$441,589

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$47,809	$52,958
Dividend payable	—	43,831
Marketing fee payable	9,455	9,442
Deferred revenue	11,712	1,100
Post-retirement medical benefits	53	127
Total Current Liabilities	69,029	107,458

Long-term Liabilities:
Post-retirement medical benefits	1,674	2,110
Income taxes liability	33,718	29,903
Other long-term liabilities	3,967	3,856
Deferred income taxes	13,502	13,745
Total Long-term Liabilities	52,861	49,614
Total Liabilities	121,890	157,072
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at June 30, 2014 or December 31, 2013	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 92,565,682 issued and 85,614,964 outstanding at June 30, 2014; 91,845,492 issued and 86,770,737 outstanding at December 31, 2013	926	919
Additional paid-in-capital	105,879	90,985
Retained Earnings	409,988	349,290
Treasury stock at cost – 6,950,718 shares at June 30, 2014 and 5,074,755 shares at December 31, 2013	(252,190)	(155,627)
Accumulated other comprehensive loss	(712)	(1,050)
Total Stockholders' Equity	263,891	284,517

Total	$385,781	$441,589

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Six months ended June 30, 2014 and 2013

	Six Months Ended June 30,
(in thousands)	2014	2013
Cash Flows from Operating Activities:
Net Income	$92,005	$88,533
Adjustments to reconcile net income to
net cash flows from operating activities:
Depreciation and amortization	18,499	16,904
Other amortization	49	58
Provision for deferred income taxes	(451)	(1,506)
Stock-based compensation	11,370	12,949
Loss on disposition of property	533	—
Loss on investment in affiliates	842	972
Impairment of investment in affiliates and other assets	—	245
Net change in assets and liabilities	(1,611)	(1,295)
Net Cash Flows provided by Operating Activities	121,236	116,860
Cash Flows from Investing Activities:
Capital and other asset expenditures	(28,326)	(13,072)
Investment in affiliates	(973)	(1,120)
Other	3	8
Net Cash Flows used in Investing Activities	(29,296)	(14,184)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(31,307)	(26,604)
Payment of special dividend	(43,831)	—
Purchase of unrestricted stock from employees	(8,291)	(6,109)
Excess tax benefit from stock-based compensation	3,531	2,206
Purchase of unrestricted stock under repurchase program	(88,272)	—
Net Cash Flows used in Financing Activities	(168,170)	(30,507)

Net Increase (Decrease) in Cash and Cash Equivalents	(76,230)	72,169

Cash and Cash Equivalents at Beginning of Period	221,341	135,597
Cash and Cash Equivalents at End of Period	$145,111	$207,766

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$53,530	$54,730
Non-cash activities:
Unpaid liability to acquire equipment and software	$2,745	$1,929